EXHIBIT 10.2.48

Change of Control Agreement

Second Amendment to the
Change of Control Agreement for [NAME]

WHEREAS, you entered into the Executive Severance Agreement (Change of Control Agreement) dated as of July 15, 1999, as amended by First Amendment dated as of February 6, 2003 (the Agreement) with Charming Shoppes, Inc. (the “Company”);

WHEREAS, pursuant to Section 10.4 of the Agreement, no provision of the Agreement may be modified unless such modification is approved by the Compensation Committee and signed by you and an authorized officer of the Company (as such terms are defined in the Agreement); and

WHEREAS, the Company wishes to amend and restate Section 2.6(c) of the Agreement.

NOW THEREFORE, intending to be legally bound hereby, and for other good and valuable consideration, the Company and the Executive agree as follows:

1.	Section 2.6(c), “Change of Control”, of the Agreement is hereby amended and restated in its entirety as follows:

(c)
there is consummated a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least sixty (60%) percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered.

IN WITNESS WHEREOF, the parties have executed this Agreement this _______ day of February, 2007.

CHARMING SHOPPES, INC.

______________________________ Name:
Title:

EXECUTIVE:

______________________________
[NAME]